                                                                    EXHIBIT 10.6
                  SUBLEASE AND CONSENT TO SUBLEASE AGREEMENT
                           SECOND FLOOR OFFICE SPACE
                           3100 DE LA CRUZ BOULEVARD
                        SANTA CLARA, CALIFORNIA  95054

This agreement dated February 22, 1999 is entered into by and among Ramp Networks, Inc. (hereinafter "Sublessor"), Analog Microelectronics, Inc. (hereinafter "Sublessee") and Oxford Park Associates (hereinafter "Master Lessor") as a Sublease and consent to sublease (hereinafter "Sublease") subject to the terms and conditions of the Master Lease dated February 24,1998, entered into by Ramp Networks, Inc. and Oxford Park Associates. A copy of said Master Lease is attached hereto, designated Exhibit A, and incorporated herein by this reference.

1.   Premises

1.1 Sublessor hereby leases to Sublessee and Sublessee hereby hires from Sublessor, on and subject to the terms and conditions hereinafter set forth, the following described premises (hereinafter referred to as "Subleased Premises"), a portion of the rentable space on the second floor of 3l00 De La Cruz Boulevard, situated in the City of Santa Clara, County of Santa Clara, State of California (hereinafter the "Building") comprising 3,197 rentable square feet of space.

1.2 In addition Sublessee shall have non-exclusive access to the public areas of the building and surrounding area including, but not limited to, the showers on the second floor and parking spaces in the parking lot.

2.   Term

2.1 The term of this Sublease (hereinafter "Term") shall start on April 1, 1999 and terminate on March 31, 2001 unless earlier terminated pursuant to any provision hereof, or of the Master Lease.

2.2 Notwithstanding the above, Sublessor and Master Lessor will allow Sublessee to have access to the building as soon as is reasonably practical to install telephone lines, network wiring and other Sublessee provided infrastructure as agreed by the parties. Any Sublessee contractors will coordinate with Sublessor's contractors and Master Lessor's General Contractor for the above work.

     Sublessee shall install their own voice/data cabling, as well as provide any 220 electrical requirements at their own expense. All such installation shall be subject to pre-approval by the Sublessor, which shall not be unreasonably withheld.

2.3 Upon expiration of the Term or upon early termination of the Sublease, Sublessee shall immediately surrender the Subleased Premises in good condition to the Sublessor, normal wear and tear excepted. In addition, upon surrender of the Subleased Premises, Sublessee shall remove any of its trade fixtures and all its personal property from the Subleased Premises.

2.4 If the Subleased Premises remain in the possession of the Sublessee with the consent of the Sublessor after the Term has expired, the Sublessee shall be deemed to be occupying the Subleased Premises on a month to month basis with a monthly rent equal to the last Rent amount in effect. Such month to month occupancy shall be subject to the terms of this Sublease, and be subject to termination upon 30 days' written notice by either party.

2.5 If the Subleased Premises remain in the Sublessee's possession after the expiration of the Term without the consent of the Sublessor, or after early termination of the Sublease, the Sublessee's occupancy shall be deemed tenancy at sufferance and Sublessee shall be liable for monthly rent in the amount of two times the last Rent in effect.

2.6 At the end of the Sublease Term, Sublessor shall determine whether Sublessor requires the Subleased Premises for its own use. If the Sublessor decides to sublease the Subleased Premises, the Sublessor shall negotiate in good faith with the Sublessee to extend the sublease term, provided the Sublessee has not defaulted under the Sublease and such default remains uncured. The Sublessor shall provide three (3) months notice of their intent.

3.   Base Rent

3.1 Payment of rent shall be due and payable on the date of general occupancy. Rent shall be at the rate of $2.15 per rentable square foot. Sublessee shall pay to Sublessor without deduction, setoff, prior notice or demand, as rent for the Subleased Premises, equal monthly payments as shown below (hereinafter "Rent"):

     4/1/99 to 3/31/01    $6,873.55 per month

     in advance on the first day of each month of the Term hereof. In the event the payment of Rent is not received by the Sublessor by the first day of each month, the Sublessor shall send written notice of non-receipt of the payment. Sublessee shall have a grace period of five (5) days after receipt of the written notice to pay the Rent. If Sublessee does not pay the Rent within five days after receipt of the written notice, Sublessee shall have defaulted under this Sublease and be subject to the provisions of section 7 of this Sublease.

     The above rent is based on rentable space of 3,197 square feet.

     If the date of general occupancy is not the first day of the month, or if the termination date is not the last day of the month, a pro rata portion of the monthly Rent shall be paid to the Sublessor at the then current rate for the fractional month during which the Sublease commences and/or terminates based on a 30-day month. Sublessee shall pay Sublessor on or before the occupancy date hereof the prorated sum due for the initial fractional month plus the sum due for the first full month of rent.

3.2 Services to the Subleased Premises shall be provided by the Master Lessor as per Article 6.00 of the Master Lease Agreement. Such services shall include heat, ventilation, cooling, janitorial services, electric power for normal lighting and small business office equipment (e.g. copiers, PC's, etc.), running water, and maintenance, repair and replacement as defined in the referenced Article of the Master Lease. Master Lessor covenants to furnish all those services to the Subleased Premises and to the Building agreed by Master Lessor to be provided pursuant to Article 6.0 of the Master Lease.

4.   Security Deposit

     Sublessee shall deposit with Sublessor upon execution of this Sublease hereof the sum of $6,873.55 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, and fails to commence a cure of such default within the time provided therefor in this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore, deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount herein above stated, and Sublessee's failure to do so shall be a default under this Sublease, and Sublessor may at its option terminate this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned without payment of interest for its use to Sublessee within ten (10) days after the expiration of the Term hereof, or after Sublessee has vacated the Subleased Premises, whichever is later.

     Sublessee's Security deposit shall not bear interest.

5.   Use

5.1 The Subleased Premises shall be used and occupied for general office and R&D purposes, including light assembly and prototyping, and for no other purpose without prior written consent of Sublessor.

5.2 Master Lessor warrants to Sublessee that the Subleased Premises, in its intended state, but without regard for Sublessee's stated use, does not violate any applicable statute, law, deed restrictions, building code, regulation or ordinance, including the Americans With Disabilities Act (42 USC Sec. 12111 et. Seq.), at the time that this Sublease is executed. If this warranty hereafter is found not to be true, Sublessor shall work with the Master Lessor to bring the Subleased Premises into compliance.

     Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term hereof regulating the use of the Subleased Premises, provided, however, that Sublessee shall not be required to expend any of its funds for capital improvements or changes related to the Americans with Disabilities Act.

5.3 Except for latent and undisclosed defects, Sublessee hereby accepts the Subleased Premises in their condition existing as of the commencement date of the Term hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of Subleased Premises, and accepts this Sublease subject thereto.

5.4 Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Subleased Premises for the conduct of the Sublessee's business.

5.5 Sublessee shall not assign or transfer the Sublease, or otherwise allow occupancy in whole or in part of the Subleased Premises by any other party without advance written consent from the Sublessor.

5.6 Sublessee shall keep the Subleased Premises in good condition. In the event the Sublessee fails to maintain the Subleased Premises, the Sublessor may, following no less than 48 hours' prior notice, enter the Subleased Premises, perform any needed repairs or maintenance, and charge the Sublessee for the cost incurred plus a 20% administrative fee. Any such entry into the Subleased Premises by the Sublessor, except in case of emergency, shall be as accompanied by an employee or designated representative of the Sublessee.

5.7 Sublessee shall obtain prior approval from the Sublessor for any alterations to the Subleased Premises. Sublessor shall, in turn, obtain prior written approval from the Master Lessor. All requested alterations will be at Sublessee's expense.

5.8 Sublessee may store very small amounts of hazardous materials in its hardware lab including solder, flux, alcohol, tech spray, flux cleaner etc. Except for these Hazardous Materials, Sublessee shall not use, generate, store, dispose or otherwise allow Hazardous Materials to be present within the Subleased Premises without prior written approval by the Sublessor. Except with respect to any such Hazardous Materials used, generated, stored or disposed of, on or about the Subleased Premises by Sublessee, its employees, officers, directors, agents or contractors, Sublessor shall indemnify, defend, and hold Sublessee harmless from and against any and all liabilities, remediation costs, investigation costs, claims, damages, injuries, losses, costs, fines, judgments, causes of action and expenses whatsoever incurred in connection with or arising in any way out of the release, treatment, storage, use or disposal of Hazardous Materials on or about the Subleased Premises.

6.   Master Lease

6.1 This Sublease is subject and subordinate to the Master Lease designated as Exhibit A. Sublessee shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any term or condition of the Master Lease.

6.2 Sublessee shall hold Sublessor and Master Lessor harmless of and from all liability, judgements, costs, damages, claims or demands, including reasonable attorney's fees, arising out of Sublessee's failure to comply with or perform Sublessee's obligations under both the Master Lease and this Sublease, as such obligations apply to the Premises.

6.3 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.

7.   Default

7.1 Sublessee shall pay a penalty of 5% of the Rent amount due as a late fee in the event Rent payments are received by the Sublessor more than 10 days after the due date for the Rent. If the Sublessor does not receive the Rent payment within 15 days after its due date, then the Sublessee shall owe interest on the amount due at an interest rate that is the lesser of one and one-half percent (1.5%) per month, or the maximum rate allowed by law, on all Rent not paid when due, from the due date until the payment is fully paid and satisfied. Sublessee shall indemnify Sublessor and Master Lessor against all costs and charges (including legal fees) lawfully and reasonably incurred in enforcing payment of the Rent, and in obtaining possession of the Subleased Premises after default of the Sublessee or upon expiration or earlier termination of the Term of this sublease.

7.2 All covenants and agreements to be performed by the Sublessee under any of the terms of this Sublease shall be performed by the Sublessee at Sublessee's sole cost and expense, and without any abatement of Rent. If Sublessee fails to perform any act on its part to be performed hereunder, and such failure shall continue for 10 days after notice thereof from Sublessor, Sublessor may perform such act (but shall not be obligated to do so) without waiving or releasing Sublessee from any of its obligations relative thereto. All reasonable sums paid or costs incurred by Sublessor in so performing such acts together with interest thereon at the rate set in paragraph 7.1 herein from the date payment was made or each cost incurred by the Sublessor shall be payable by Sublessee to Sublessor on demand.

7.3 The following events shall be deemed events of default by Sublessee under this Sublease:
     (a) part or all of the Rent is not paid when due and Sublessee has not paid the Rent within five (5) days after receipt of a written notice from the Sublessor, or
     (b) Sublessee becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in involuntary or involuntary winding-up proceedings or if a receiver is appointed for the business, property, affairs or revenues of Sublessee, or
     (c) Sublessee ceases to conduct business from the Subleased Premises, or
     (d) Sublessee fails to observe, perform, and keep each and every material covenant, agreement, provision, stipulation and condition herein contained to be observed, performed, and kept by Sublessee.

7.4 Upon the occurrence of any event of default by Sublessee, Sublessor shall have, in addition to other remedies available to Sublessor at law or in equity, the option to pursue any one or more of the following remedies (each and all of which shall be cumulative and non-exclusive) without any notice or demand whatsoever:

     (a) Terminate this Sublease, in which case Sublessee shall immediately surrender the Subleased Premises to Sublessor, and if Sublessee fails to do so, Sublessor may enter and take possession of the Subleased Premises and expel or remove the Sublessee and any other person who may be occupying the

         Subleased Premises or any part thereof, without being liable for prosecution or any claim or damages therefore; and Sublessor may recover from Sublessee the following:

         (i) the worth at the time of award of any unpaid Rent which has been earned at the time of termination, plus
         (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such loss of Rent that Sublessee proves could have been reasonably avoided; plus
         (iii) the worth at the time of award by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such loss of rent that Sublessee proves could have been reasonably avoided; plus
         (iv) any other amount necessary to compensate Sublessor for all the detriment proximately caused by Sublessee's failure to perform its obligations under this Sublease; and
         (v) at Sublessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     (b) If Sublessor does not elect to terminate this Sublease on account of any default by Sublessee, Sublessor may, from time to time, without terminating this Sublease, enforce all of its rights and remedies under this Sublease, including the right to recover all Rent as it becomes due.

     (c) If the Sublessee defaults under this agreement, Sublessor shall have the right to terminate any and all subleases, licenses, concessions or other arrangements for possession entered into by Sublessee and affecting the Subleased Premises or may, in Sublessor's sole discretion, succeed to Sublessee's interest in such subleases, licenses, concessions or arrangements. In the event of Sublessor's election to succeed to Sublessee's interest in any such subleases, licenses, concessions or arrangements, Sublessee shall, as of the date of notice by Sublessor of such election, have no farther right to or interest in the rent or other consideration receivable thereunder.

8.   Liability and Damages

     Sublessee shall maintain at its own expense liability and fire insurance covering the Subleased Premises and its improvements and personal property residing there in an amount not less than acceptable to a prudent owner. Sublessee's liability insurance shall include Sublessor and Master Lessor as insured parties, and cover death, personal injury and property damage in the amount of $1 million per occurrence and $3 million cumulative.

     If the Subleased Premises become unusable due to damage by fire or other casualty, then Article 16.00 of the Master Lease shall apply to the relationship between the Sublessor and Sublessee as well.

9.   Arbitration of Disputes

     MEDIATION OF DISPUTES.  Sublessee and Sublessor hereby agree to and shall
     ---------------------
     mediate any dispute or claim between them arising out of this Sublease or any resulting transaction. The mediation shall be held prior to any court action or arbitration. The mediation shall be confidential and in accordance with California Evidence Code # 1152.5. If the parties are unable to agree on a mediator within thirty (30) days of written notice by one party to the other of said party's desire to seek mediation, the Presiding Judge of the Superior Court of Santa Clara County shall have jurisdiction to appoint a mediator. If the mediator determines that additional mediation sessions are warranted, such mediation sessions shall be conducted in accordance with this Article. Should either party attempt an arbitration or a court action before attempting to mediate, said party shall not be entitled to attorney's fees that might otherwise be payable to said party in a court action or arbitration, and such party may, in addition, be subject to sanctions by the arbitrator or judge who determines that said party has resisted mediation. Mediation fees, if any, shall be divided equally by the parties.

     ARBITRATION OF DISPUTES.  Subject to the foregoing Paragraph, Sublessee and
     -----------------------
     Sublessor agree that any dispute relating to this Sublease shall be subject to neutral, binding arbitration and not by court action, unless this Sublease expressly states that such dispute is not subject to arbitration or the parties subsequently agree not to submit the dispute to arbitration.

     The arbitration shall be conducted in accordance with the rules of either the American Arbitration Association (`AAA') or Judicial Arbitration and Mediation Services, Inc./Endispute (`JAMS/Endispute'). The selection shall be made by the party first filing for arbitration. The parties to an arbitration may agree in writing to use different rules and/or arbitrators. In all other respects, the arbitration shall be conducted in accordance with Part III, Title 9 (beginning with Section 1280) of the California Code of Civil Procedure. The arbitration shall be held in San Mateo County, California. Subject to the provisions of this Lease, an award of the arbitrator selected by the parties or by the court shall be final and binding upon the parties hereto and judgment may be entered upon it in a court having jurisdiction pursuant to Section 36.E. hereof. The expenses of such arbitration shall be borne equally by Sublessor and Sublessee. In any arbitration under this Lease the parties shall be entitled to discovery in like manner as if the matter were a California Superior Court trial.

     NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

       Consent to neutral arbitration by:

     SUBLESSEE:  /s/ GC 2/17/99
               ----------------

     SUBLESSOR:  /s/ SG 2/17/99
               ----------------

10.  Notices

     All notices or demands of any kind required to be given by Sublessor or Sublessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States Mail, certified or registered, postage prepaid, addressed to Sublessor or Sublessee, respectively, at the addresses set forth after their signatures at the end of this Sublease. All Rent and other payments due under this Sublease or the Master Lease shall be made by Sublessee to Sublessor at the same address.

11. Broker's Fee

     The broker's fee has been pre-arranged and is part of a separate agreement between Ramp Networks, Inc. and CRESA Partners LLC.

12.  General

     Master Lessor and Sublessor acknowledge that as of the date hereof, Sublessor has not committed an event of default with respect to the Master Lease. The undersigned agrees that execution of this Sublease and

     Sublessee's usage of the Subleased Premises for general office purposes will not cause a default in the Master Lease, and, further, the undersigned Landlord agrees that it shall recognize the Sublease and Sublessee's rights of possession, if Sublessee has not incurred an event of default with respect thereto, in the event the Master Lease is terminated for any reason. Neither Sublessor nor Sublessee are bound by the Sublease Agreement until the Landlord has executed the Sublease Agreement.

13. Entire Agreement

     This Sublease constitutes the entire agreement between Ramp Networks, Inc. and Analog Microelectronics, Inc. regarding this Sublease. Both parties acknowledge that there are no agreements or understandings except as presented in this Sublease document.

14.  Relationship of the Parties

     Nothing contained in this Sublease shall create any relationship between the parties hereto other than that of Sublessor and Sublessee, and it is acknowledged and agreed that Sublessor does not in any way or for any purpose become a partner of Sublessee in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with Sublessee.

15.  Severability

     If any provision of this Sublease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and be enforced to the full extent permitted by law.

16.  Time of the Essence

     Time is hereby expressly declared to be of the essence of this Sublease and of each and every term, covenant, Agreement, condition and provision hereof.

17.  Sublease Construed as a Whole

     The language in all parts of this Sublease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Sublessor or Sublessee. The parties acknowledge that each party and its counsel have reviewed this Sublease and participated in its drafting and therefore that the rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed nor applied in the interpretation of this Sublease.

18.  Meaning of Terms

     Whenever the context so requires, the neuter gender shall include the masculine and the feminine, and the singular shall include the plural and vice versa.

19.  Forum

     This Sublease shall be construed and enforced in accordance with the laws of the State of California.

20.  Attorneys' Fees

     In the event of any action or proceeding at law, in equity or stipulated arbitration to enforce or interpret any provision of this Lease or to protect or establish any right or remedy of either party hereunder, the party not prevailing in such action or proceeding, whether in court, through arbitration or by way of out-of-court settlement, shall pay to the prevailing party all costs and expenses, including without limitation, reasonable attorneys' fees and expenses (which shall include attorneys fees and expenses of in-house attorneys), incurred therein by such prevailing party and if such prevailing party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

     An arbitrator, if any, is hereby authorized to make such an award to the prevailing party in arbitration. The term "prevailing party" shall mean the party that received substantially the relief requested, whether by settlement, dismissal, summary judgment, mediation, arbitration, judgment or otherwise.

21.  No Memorandum Without Consent

     Neither Sublessor or Sublessee shall record this Sublease or a short form memorandum hereof without the consent of the other, not to be unreasonably withheld.

22.  Waiver

     The waiver by either party of a breach of any provision of this Sublease shall not be deemed a continuing waiver or a waiver of any subsequent breach, whether of a like nature or otherwise.

23. In consideration of Sublessee's paying the rent and performing all the covenants, conditions and provisions on Sublessee's part to be observed and performed under this Sublease, Sublessee shall have quiet possession and quiet enjoyment of the Subleased Premises.

24. If the Subleased Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power, either party shall have the right to terminate this Sublease upon written notice to the other.

25.  Nondisturbance

     In the event of a foreclosure sale under the Trust Deed or conveyance in lieu of such foreclosure so long as there shall not then exist any breach or default on the part of the Sublessee under the Sublease, or any event or condition which, with the giving of notice and/or the passage of time, could become such a breach or default, or any other event that would permit the Sublessee's leasehold interest under the Sublease to be terminated and subject to compliance by the Sublessee with the terms hereof,

     (a) the Sublessee's right to possession of the Leased Premises and leasehold interest under the Sublease shall not be disturbed and shall continue in effect, and

     (b) the purchaser or transferee shall recognize and accept the Sublessee as Sublessee under the terms of the purchaser in each case subject to the terms, requirements and provisions of the Sublease and those set forth herein.

26.  Default by the Sublessor:

     Upon the occurrence of any breach or default on the part of the Sublessor under the Sublease or any other event that would permit early termination nation of the Sublease by the Sublessee the Sublessee shall promptly (and in any event not later than the time that notice thereof is given by the Sublessee to the Sublessor) given written notice to the Bank and Master Lessor specifying the nature of such breach, default or other event and the action, if any, that the Sublessee proposes to take with respect thereto. The Bank shall have the right (but not the obligation) to cure any such breach, default or other event at any time prior to the termination of the Sublease by the Sublessee Anything contained herein or in the Sublease to the contrary notwithstanding, (a) the Sublessee shall not declare a termination of the ease as a result of any such breach, default or other event unless, within 30 days after the expiration of the time period provided in the Sublease for the cure thereof by the Sublessor or the Bank's receipt of notice thereof from the Sublessee (whichever is later), the Bank shall have failed to cause such breach, default or other event to be cured or, if the same cannot reasonably be cured by the Bank within such 30-day period, the Bank shall have failed to commence action within 30-day period to cause the same to be cured or thereafter shall fail to pursue such cure with diligence, and (b) the Sublessee shall in no event terminate the Sublease as a result of any breach, default or other event, which relates solely the financial condition, status or condition of the Sublessor Except for a termination of the ease arising by reason of the Bank's failure to cause any breach, default or other event to be cured as set forth above, the Sublessee shall not terminate or permit any termination of the Sublease prior to the expiration of the term then remaining under the Sublease without the prior written consent of the Bank.

27.  Signage:

     Sublessee, at Sublessee's sole cost, will be allowed signage on the second floor at the entrance of their suite. All signage is subject to approval by the Sublessor and Master Landlord, not to be unreasonably withheld. Sublessor, at Sublessor's sole cost, will create entry signage on the first floor displaying names of all occupants in the building. No external signage shall be permitted.



Dated: 2/17/99                  Dated: 2/17/99
      ----------------------          ----------------------

Sublessor                       Sublessee


By: /s/ Scott Gorton            By: /s/ George Chen
   --------------------------      --------------------------

Address: Ramp Networks          Address: 3150 De La Cruz Blvd #200
        ---------------------           --------------------------
                                         Santa Clara, CA 95054
                                        --------------------------


Agreed and Accepted:

Landlord


By: /s/ [illigible]
   -------------------------

Date: 2/26/99
     -----------------------